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PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             JONES INTERCABLE, INC.
                            c/o Comcast Corporation
                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148

The undersigned hereby appoints Ralph J. Roberts and Stanley Wang, and each of them, as proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Jones Intercable, Inc. held of of record by the undersigned on ______________, 2000 at the Special Meeting of Shareholders to be held at the corporate offices of the Company, 1500 Market Street, Philadelphia, Pennsylvania, at 10:00 a.m., Eastern Time, on ______, ___________, 2000, and at any adjournment thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR APPROVAL OF THE MERGER OF JONES INTERCABLE, INC. WITH AND INTO COMCAST JOIN HOLDINGS, INC., A WHOLLY OWNED SUBSIDIARY OF COMCAST CORPORATION, AND THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 22, 1999, AMONG JONES INTERCABLE, INC., COMCAST CORPORATION, AND COMCAST JOIN HOLDINGS, INC. IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

                             (continued on other side)

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                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example [X]

The Board of Directors Recommends a Vote FOR Item 1.

To vote your shares for approval of the the merger of Jones Intercable, Inc. with and into Comcast JOIN Holdings, Inc., a wholly owned subsidiary of Comcast Corporation, and the Agreement and Plan of Merger, dated as of December 22, 1999, by and among, Jones Intercable, Inc., Comcast Corporation and Comcast JOIN Holdings, Inc., mark the "FOR" box on item "1." To vote against approval of the merger and the Agreement and Plan of Merger, mark the "AGAINST" box. To abstain from voting for approval of the merger and the Agreement and Plan of Merger, mark the "ABSTAIN" box.

1.  Approval of the merger and the Agreement and Plan of Merger.



              FOR                     AGAINST               ABSTAIN
              / /                       / /                   / /


                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                  LEFT                                     / /

                                  MARK HERE IF YOU PLAN TO ATTEND THE
                                  SPECIAL MEETING   / /



Signature(s)____________________________    Date____________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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                              FOLD AND DETACH HERE

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              JONES INTERCABLE, INC.
                              c/o Comcast Corporation
                                 1500 Market Street
                        Philadelphia, Pennsylvania 19102-2148

The undersigned hereby appoints Ralph J. Roberts and Stanley Wang, and each of them, as proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock of Jones Intercable, Inc. held of record by the undersigned on ______________, 2000 at the Special Meeting of Shareholders to be held at the corporate offices of the Company, 1500 Market Street, Philadelphia, Pennsylvania, at 10:00 a.m., Eastern Time, ______________ 2000 and at any adjournment thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR APPROVAL OF THE MERGER OF JONES INTERCABLE, INC. WITH AND INTO COMCAST JOIN HOLDINGS, INC., A WHOLLY OWNED SUBSIDIARY OF COMCAST CORPORATION, AND THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 22, 1999, AMONG JONES INTERCABLE, INC., COMCAST CORPORATION AND COMCAST JOIN HOLDINGS, INC., IN ACCORDANCE WTIH THE DIRECTORS' RECOMMENDATION, AND AT THEIR DESCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

                           (continued on other side)

This proxy/voting instruction card also constitutes your voting instructions to the trustees under the Comcast Corporation Retirement-Investment Plan to vote shares credited to your account in the plan. If you do not return your card, your shares will be voted in the same proportion as the trustees vote Company shares for which they received timely instructions. The trustee shall in all events exercise voting obligations consistent with their fiduciary duties under the Employment Retirement Income Security Act of 1974, as amended.

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                                                               Please mark [X]
                                                               your votes as
                                                               indicated in
                                                               this example

The Board of Directors Recommends a Vote FOR in Item 1.

To vote your shares for approval of the merger of Jones Intercable, Inc. with and into Comcast JOIN Holdings, Inc., a wholly owned subsidiary of Comcast Corporation, and the Agreement and Plan of Merger, dated as of December 22, 1999, by and among, Jones Intercable, Inc., Comcast Corporation and Comcast JOIN Holdings, Inc., mark the "FOR" box on item "1." To vote against approval of the merger and Agreement and Plan of Merger, mark the "AGAINST" box. To abstain from voting for approval the merger and the Agreement and Plan of Merger, mark the "ABSTAIN" box.

1.  Approval of the merger and Agreement and Plan of Merger.



              FOR                     AGAINST               ABSTAIN
              / /                       / /                   / /



                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                   LEFT                                   / /

                                   MARK HERE IF YOU PLAN TO ATTEND THE
                                   SPECIAL MEETING  / /


Signature(s)____________________________ Date_________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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